EXHIBIT 99.3

Delek Logistics Partners, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
On June 1, 2022, DKL Delaware Gathering, LLC (“DKL Gathering”), a subsidiary of Delek Logistics Partners, LP (the “Partnership”), completed the acquisition of 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC (“3 Bear”) from 3 Bear Energy – New Mexico LLC (the “3 Bear Seller”) pursuant to and subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “3 Bear Purchase Agreement”) dated April 8, 2022, by and between DKL Gathering and the 3 Bear Seller (the “3 Bear Acquisition”).
The Partnership financed the 3 Bear Acquisition with cash on hand and borrowings subsequent to March 31, 2022 on the Partnership’s senior secured revolving credit agreement under which the Partnership and certain of its subsidiaries are co-borrowers, with Fifth Third Bank, National Association, as administrative agent, and a syndicate of lenders (“the revolving credit facility”). To facilitate the funding for the 3 Bear Acquisition, the revolving credit facility was modified in a series of amendments subsequent to March 31, 2022 to, among other things, replace the London Interbank Offered Rate (“LIBOR”)-based interest rate benchmark for borrowings with a Secured Overnight Financing Rate (“SOFR”)-based interest rate benchmark and to increase the U.S. Revolving Credit Commitments (as such term is defined in the revolving credit facility) by an amount equal to $150.0 million, for an aggregate amount of commitments under the revolving credit facility of $1.0 billion.
The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the revolving credit facility (“the financing transaction”).
The unaudited pro forma condensed consolidated combined balance sheet at March 31, 2022 was prepared as if the 3 Bear Acquisition and the financing transaction had occurred on March 31, 2022. The unaudited pro forma condensed consolidated combined statements of income for the three months ended March 31, 2022 and for the year ended December 31, 2021 were prepared as if the 3 Bear Acquisition and the financing transaction had occurred on January 1, 2021. The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read together with the Partnership’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2021 and its unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2022, and with 3 Bear’s audited historical consolidated financial statements as of and for the year ended December 31, 2021 and unaudited historical consolidated financial statements as of and for the three months ended March 31, 2022.
The unaudited pro forma condensed consolidated combined financial information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Partnership; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, the interest rate for the financing transaction and estimates regarding transaction costs. The Partnership believes that the assumptions used to prepare the unaudited pro forma condensed consolidated combined financial information and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the events described above. The unaudited pro forma condensed consolidated combined financial information is for illustrative purposes only and does not purport to represent what the Partnership’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project the Partnership’s financial position or results of operations for any future date or future period.
The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) as amended by the Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Partnership has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP
Pro Forma Condensed Consolidated Combined Balance Sheet (Unaudited)
As of March 31, 2022
(In thousands)

	Delek Logistics Partners, LP	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,726	$834	$(624,450)	(a)	$325
			621,215	(b)
Accounts receivable	20,350	19,645	—		39,995
Inventory	1,779	2,202	—		3,981
Other current assets	1,466	663	—		2,129
Total current assets	26,321	23,344	(3,235)		46,430

Property, plant and equipment	724,921	354,764	20,418	(a)	1,100,103
Less: accumulated depreciation	(276,587)	(12,729)	12,729	(a)	(276,587)
Property, plant and equipment, net	448,334	342,035	33,147		823,516
Equity method investments	249,893	—	—		249,893
Operating lease right-of-use assets	19,135	—	7,335	(a)	26,470
Goodwill	12,203	—	26,842	(a)	39,045
Marketing and customer relationship intangibles, net(1)	114,774	42,302	167,698	(a)	324,774
Rights-of-way	39,705	—	13,640	(a)	53,345
Other non-current assets	24,901	500	631	(c)	26,032
Total assets	$935,266	$408,181	$246,058		$1,589,505

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,627	$5,711	$—		$18,338
Accounts payable to related parties	50,282	—	—		50,282
Interest payable	16,317	115	(115)	(a)	16,317
Excise and other taxes payable	4,023	—	—		4,023
Current portion of operating lease liabilities	6,327	—	1,008	(a)	7,335
Accrued expenses and other current liabilities	6,688	22,010	631	(c)	37,330
			4,578	(d)
			3,423	(e)
Total current liabilities	96,264	27,836	9,525		133,625

Long-term debt	905,536	68,882	(68,882)	(a)	1,526,751
			621,215	(b)
Asset retirement obligations	6,600	2,233	—		8,833
Operating lease liabilities, net of current portion	12,401	—	1,431	(a)	13,832
Other non-current liabilities	20,987	290	(290)	(a)	20,987
Total non-current liabilities	945,524	71,405	553,474		1,570,403

Equity (deficit)(2)	(106,522)	308,940	(308,940)	(a)	(114,523)
			(4,578)	(d)
			(3,423)	(e)
Total liabilities and deficit	$935,266	$408,181	$246,058		$1,589,505

(1)
The financial statement line item, “Marketing and customer relationship intangibles, net” has been modified from the Delek Logistics Partners, LP March 31, 2022 unaudited condensed consolidated combined balance sheet (as previously reported) description of “Marketing contract intangible, net” to reflect the inclusion of the 3 Bear customer relationship intangibles in the pro forma combined balance, as presented in the unaudited pro forma condensed consolidated combined financial information.

(2)
The financial statement line item, “Equity (deficit)” has been modified from the Delek Logistics Partners, LP March 31, 2022 unaudited condensed consolidated combined balance sheet presentation which included both “Common unitholders – public” and “Common unitholders – Delek Holdings” for simplicity of presentation in the unaudited pro forma condensed consolidated combined financial information.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP
Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)
Three Months Ended March 31, 2022
(In thousands, except unit and per unit data)

	Delek Logistics Partners, LP	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues:
Affiliate	$123,754	$—	$—		$123,754
Third party	82,827	48,703	1,656	(a)	133,186
Net revenues	206,581	48,703	1,656		256,940
Cost of sales:
Cost of materials and other	126,194	31,730	1,656	(a)	159,580
Operating expenses (excluding depreciation and amortization presented below)	17,543	6,589	42	(b)	24,174
Depreciation and amortization	9,861	3,960	188	(c)	14,009
Total cost of sales	153,598	42,279	1,886		197,763
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	564	—	—		564
General and administrative expenses	5,095	1,874	—		6,969
Depreciation and amortization	474	470	4,227	(c)	5,171
Other operating expense, net	12	—	—		12
Total operating costs and expenses	159,743	44,623	6,113		210,479
Operating income	46,838	4,080	(4,457)		46,461
Interest expense, net	14,250	592	4,719	(d)	19,561
Income from equity method investments	(7,026)	—	—		(7,026)
Other income, net	(1)	—	—		(1)
Total non-operating expenses, net	7,223	592	4,719		12,534
Income (loss) before income tax expense	39,615	3,488	(9,176)		33,927
Income tax expense (benefit)	101	—	(34)	(e)	67
Net income (loss) attributable to partners	$39,514	$3,488	$(9,142)		$33,860

Net income per limited partner unit:
Common units – basic	$0.91				$0.78
Common units – diluted	$0.91				$0.78
Weighted average limited partner units outstanding:
Common units – basic	43,471,536				43,471,536
Common units – diluted	43,481,572				43,481,572

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP
Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)
Year Ended December 31, 2021
(In thousands, except unit and per unit data)

	Delek Logistics Partners, LP	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues:
Affiliate	$418,826	$—	$—		$418,826
Third party	282,076	153,630	4,521	(a)	440,330
			103	(b)
Net revenues	700,902	153,630	4,624		859,156
Cost of sales:
Cost of materials and other	384,409	91,106	4,521	(a)	480,036
Operating expenses (excluding depreciation and amortization presented below)	58,398	21,473	168	(c)	80,039
Depreciation and amortization	40,945	12,167	3,203	(d)	56,315
Total cost of sales	483,752	124,746	7,892		616,390
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2,337	—	—		2,337
General and administrative expenses	22,545	6,601	4,578	(e)	37,147
			3,423	(f)
Depreciation and amortization	1,825	1,535	17,232	(d)	20,592
Other operating (income) expense, net	(59)	1,105	—		1,046
Total operating costs and expenses	510,400	133,987	33,125		677,512
Operating income	190,502	19,643	(28,501)		181,644
Interest expense, net	50,221	2,331	18,915	(g)	71,467
Income from equity method investments	(24,575)	—	—		(24,575)
Other income, net	(119)	—	—		(119)
Total non-operating expenses, net	25,527	2,331	18,915		46,773
Income (loss) before income tax expense	164,975	17,312	(47,416)		134,871
Income tax expense (benefit)	153	—	(169)	(h)	(16)
Net income (loss) attributable to partners	$164,822	$17,312	$(47,247)		$134,887

Net income per limited partner unit:
Common units – basic	$3.79				$3.10
Common units – diluted	$3.79				$3.10
Weighted average limited partner units outstanding:
Common units – basic	43,447,739				43,447,739
Common units – diluted	43,460,470				43,460,470

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

1.Basis of Presentation
The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the revolving credit facility.
The 3 Bear Acquisition will be accounted for by the Partnership using the acquisition method of accounting in accordance with the accounting guidance in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments presented are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value, policy alignment and other purchase accounting adjustments. Differences between these preliminary estimates and the final amounts may have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial information.
The accounting policies used in the preparation of the unaudited pro forma condensed consolidated combined financial information are those described in the Partnership’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021. The Partnership performed a preliminary review of 3 Bear’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information.
The Partnership identified differences in the timing of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”) since the Partnership adopted ASC 842 on January 1, 2019, whereas 3 Bear, as a private company, was not required to and did not apply ASC 842 to the amounts reported in its audited historical consolidated financial statements. The Partnership also identified a difference between the Partnership and 3 Bear’s presentation of certain amounts under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Partnership will continue to perform its detailed review of 3 Bear’s accounting policies. Upon completion of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

2. Preliminary 3 Bear Acquisition Reclassification Adjustments
Certain reclassifications have been made to the historical presentation of 3 Bear’s financial statements to conform to the Partnership’s historical presentation.
Balance Sheet as of March 31, 2022 (in thousands):

3 Bear Caption	Delek Logistics Partners, LP Caption	3 Bear Historical (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted
Current assets
Cash and cash equivalents	Cash and cash equivalents	$834	$—		$834
Trade accounts receivable and accrued revenues	Accounts receivable, net	19,645	—		19,645
Inventory	Inventory	2,202	—		2,202
Prepaid and other current assets	Other current assets	663	—		663
Total current assets		23,344	—		23,344

Property, plant and equipment, net	Property, plant and equipment	342,035	(342,035)	(i)	—
Property, plant and equipment, net	Property, plant and equipment	—	354,764	(i)	354,764
Property, plant and equipment, net	Less: accumulated depreciation	—	(12,729)	(i)	(12,729)
Property, plant and equipment, net	Property, plant and equipment, net	—	342,035	(i)	342,035
Intangible assets, net	Marketing and customer relationship intangibles, net	42,302	—		42,302
Other long-term assets	Other assets	500	—		500
Total assets		$408,181	$—		$408,181

Current liabilities
Accounts payable - trade	Accounts payable	$5,228	$483	(ii)	$5,711
Accounts payable - affiliates	Accounts payable to related parties	483	(483)	(ii)	—
Interest payable		—	115	(iii)	115
Accrued liabilities	Accrued expenses and other current liabilities	22,097	(87)	(iii), (iv)	22,010
Total current liabilities		27,808	28		27,836

Long-term debt, net	Long-term debt	68,910	(28)	(iv)	68,882
Asset retirement obligations	Asset retirement obligations	2,233	—		2,233
Other long-term liabilities	Other non-current liabilities	290	—		290
Total liabilities		99,241	—		99,241

Equity
Member's capital	Equity (deficit)	288,766	—		288,766
Accumulated earnings	Equity (deficit)	20,174	—		20,174
Total equity		308,940	—		308,940
Total liabilities and equity		$408,181	$—		$408,181

(1)	Represents the historical unaudited balance sheet of 3 Bear as of March 31, 2022, as presented on Exhibit 99.2 to the Partnership’s Form 8-K/A.

i.
Represents the reclassification of “Property, plant and equipment, net” on 3 Bear’s historical unaudited consolidated balance sheet into “Property, plant and equipment” and “accumulated depreciation” to conform to the Partnership’s presentation.

ii.
Represents the reclassification of “Accounts payable – affiliates” on 3 Bear’s historical unaudited consolidated balance sheet into “Accounts payable - trade” to reflect the fact that such balances will no longer be affiliate balances post-close.

iii.
Represents the reclassification of certain balances contained in “Accrued liabilities” on 3 Bear’s historical unaudited consolidated balance sheet into “Interest payable” to conform to the Partnership’s presentation.

iv.
Represents the reclassification of a capital lease liability contained in “Long-term debt, net” on 3 Bear’s historical unaudited consolidated balance sheet into “Accrued expenses and other current liabilities” to conform to the Partnership’s presentation.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the three months ended March 31, 2022 (in thousands):

3 Bear Caption	Delek Logistics Partners, LP Caption	3 Bear Historical (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted
Operating revenues
Product sales	Third party	$38,287	$—		$38,287
Gathering services	Third party	9,890	—		9,890
Fuel revenue	Third party	526	—		526
Total operating revenues	Net revenues	48,703	—		48,703

	Cost of sales:
	Cost of materials and other	—	31,730	(i)	31,730
	Operating expense (excluding depreciation and amortization presented below)	—	6,589	(ii)	6,589
	Depreciation and amortization	—	3,960	(iii)	3,960
	Total cost of sales	—	42,279		42,279

Operating expenses
Gas purchases and other cost of product sales		31,730	(31,730)	(i)	—
Operations and maintenance		6,589	(6,589)	(ii)	—
General and administrative	General and administrative expenses	1,874	—		1,874
Depreciation, amortization, and accretion	Depreciation and amortization	4,430	(3,960)	(iii)	470
Total operating expenses	Total operating costs and expenses	44,623	—		44,623
Income from operations	Operating income	4,080	—		4,080

Other income
Interest expense	Interest expense, net	(592)	—		(592)
Net income		$3,488	$—		$3,488

(1)	Represents the historical unaudited consolidated statement of operations of 3 Bear for the three months ended March 31, 2022, as presented on Exhibit 99.2 to the Partnership’s Form 8-K/A.

i.
Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical unaudited consolidated statement of operations into “Cost of materials and other” to conform to the Partnership’s presentation.

ii.
Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical unaudited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Partnership’s presentation.

iii.
Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical unaudited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Partnership’s presentation.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the Year Ended December 31, 2021 (in thousands):

3 Bear Caption	Delek Logistics Partners, LP Caption	For the Period from March 23 through December 31, 2021 (Successor) (1)	For the Period from January 1 through March 22, 2021 (Predecessor) (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted (2)
Operating revenues
Product sales	Third party	$90,671	$19,524	$—		$110,195
Gathering services	Third party	33,531	7,287	—		40,818
Fuel revenue	Third party	2,021	596	—		2,617
Total operating revenues	Net revenues	126,223	27,407	—		153,630

	Cost of sales:
	Cost of materials and other	—	—	91,106	(i)	91,106
	Operating expense (excluding depreciation and amortization presented below)	—	—	21,473	(ii)	21,473
	Depreciation and amortization	—	—	12,167	(iii)	12,167
	Total cost of sales	—	—	124,746		124,746

Operating expenses
Gas purchases and other cost of product sales		73,380	17,726	(91,106)	(i)	—
Operations and maintenance		16,948	4,525	(21,473)	(ii)	—
General and administrative	General and administrative expenses	6,043	558	—		6,601
Depreciation, amortization, and accretion	Depreciation and amortization	10,162	3,540	(12,167)	(iii)	1,535
Loss on disposal of assets	Other operating (income) expense, net	1,105	—	—		1,105
Total operating expenses	Total operating costs and expenses	107,638	26,349	—		133,987
Income from operations	Operating income	18,585	1,058	—		19,643

Other income
Interest expense	Interest expense, net	(1,899)	(432)	—		(2,331)
Net income		$16,686	$626	$—		$17,312

(1)
Collectively, represents the historical audited consolidated statement of operations of 3 Bear for the year ended December 31, 2021, inclusive of both the predecessor and successor, as presented on Exhibit 99.1 to the Partnership’s Form 8-K/A.

(2)
For purposes of presenting the 3 Bear statement of income, as adjusted, for the year ended December 31, 2021, the predecessor and successor periods from 3 Bear’s historical audited consolidated statement of operations for the year ended December 31, 2021 have been combined and reflect reclassification adjustments applied on a combined basis.

i.
Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical audited consolidated statement of operations into “Cost of materials and other” to conform to the Partnership’s presentation.

ii.
Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical audited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Partnership’s presentation.

iii.
Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical audited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Partnership’s presentation.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

3. Preliminary 3 Bear Acquisition Accounting and Pro forma Adjustments and Assumptions
Balance Sheet as of March 31, 2022
The unaudited pro forma condensed consolidated combined balance sheet at March 31, 2022 reflects the following adjustments:
(a)     The Partnership will account for the 3 Bear Acquisition using the acquisition method of accounting for business combinations in accordance with ASC 805. The Partnership’s allocation of the preliminary estimated purchase price with respect to the 3 Bear Acquisition is based on estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed, using currently available information. Because the unaudited pro forma condensed consolidated combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined businesses may be materially different from the pro forma amounts included herein. The Partnership expects to finalize the purchase price allocation and any other purchase accounting adjustments as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to, the following:
•Changes to the estimated purchase price based on the actual closing net working capital settlement, to be confirmed and agreed to by both parties post-close;
•Changes in the amounts recognized for certain identifiable assets acquired and liabilities assumed as of the closing date based on the ongoing refinements to the Partnership’s fair value assessment and accounting policy alignment. The preliminary purchase price allocation incorporates estimated adjustments for the fair value of the acquired property, plant and equipment and intangible assets. These valuation estimates are preliminary estimates, and the final amounts and the resulting effect on the Partnership’s financial position and results of operations may differ significantly. The preliminary purchase price allocation uses the carrying value of the acquired asset retirement obligation since the Partnership has not yet completed its estimate of required adjustments to such amount.
The tables below represent the estimated purchase price and its allocation to the net assets acquired:

Estimated Purchase Price (in thousands)
Base purchase price	$624,700
Plus: estimated closing net working capital (as defined in the 3 Bear Purchase Agreement)	(250)
Less: estimated closing indebtedness (as defined in the 3 Bear Purchase Agreement)	(80,408)
Cash paid for the adjusted purchase price	544,042
Cash paid to payoff 3 Bear credit agreement	80,408
Estimated purchase price	$624,450

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Preliminary Purchase Price Allocation (in thousands)
Assets acquired
Cash	$834
Accounts receivable	19,645
Inventory	2,202
Other current assets	663
Property, plant and equipment(1)	375,182
Operating lease right-of-use assets(1)	7,335
Goodwill	26,842
Marketing and customer relationship intangibles	210,000
Rights-of-way(1)	13,640
Other non-current assets	500
Total assets acquired	$656,843

Liabilities assumed
Accounts payable	$5,711
Accrued expenses and other current liabilities	22,010
Current portion of operating lease liabilities(1)	1,008
Asset retirement obligations	2,233
Operating lease liabilities, net of current portion(1)	1,431
Total liabilities assumed	$32,393
Net assets acquired	$624,450

(1)
These line items include the balance-sheet adjustments associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Partnership’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(b)    Represents incremental borrowings on the revolving credit facility in the amount of $621.2 million incurred to fund the 3 Bear Acquisition. The amount of incremental borrowings reflected in the unaudited pro forma condensed consolidated combined balance sheet represents the total cash necessary to effectuate the 3 Bear Acquisition, including the deposit made upon signing the 3 Bear Purchase Agreement, less $3.2 million, which the Partnership funded through cash on hand.

(c)     Represents the accrual of $0.6 million of deferred financing costs incurred by the Partnership subsequent to March 31, 2022 related to the May 2022 amendments to the revolving credit facility. These deferred financing costs are recorded within other non-current assets in conformity with the Partnership’s accounting policy for deferred financing costs on revolving credit facilities.

(d)    Represents the accrual of $4.6 million of transaction costs expected to be incurred by the Partnership and 3 Bear subsequent to March 31, 2022. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Partnership’s financial position may differ significantly.

(e)    Represents the accrual of $3.3 million and $0.1 million, respectively, of representation and warranties (“R&W”) insurance premiums and directors and officers (“D&O”) insurance premiums incurred by the Partnership subsequent to March 31, 2022.

Statement of Income for the three months ended March 31, 2022

The unaudited pro forma condensed consolidated combined statement of income for the three months ended March 31, 2022 reflects the following adjustments:

(a)    Represents an adjustment of $1.7 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Partnership’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information
(b)     Represents adjustments to the amount and characterization of expense associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Partnership’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(c)     Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $4.4 million is recorded to depreciation and amortization included in cost of sales in the amount of $0.2 million and depreciation and amortization included in operating expenses in the amount of $4.2 million.

Three Months Ended March 31, 2022
(in thousands)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(4,387)
Depreciation of acquired property, plant and equipment assets	4,156
Amortization of acquired identifiable intangible assets	4,646
Total net transaction accounting adjustments to depreciation and amortization	$4,415

A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $0.5 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $0.5 million, assuming an overall weighted average useful life of 11.3 years.

(d)    Represents the net increase to interest expense of $4.7 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of June 29, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.2 million.

Three Months Ended March 31, 2022
(in thousands)
Elimination of interest expense, commitment fees and amortization of debt issuance costs related to the 3 Bear credit agreement	$(592)
Amortization of incremental deferred financing costs related to the amendments on the Partnership’s revolving credit facility	58
Incremental interest expense on the revolving credit facility	5,253
Total net transaction accounting adjustments to interest expense	$4,719

(e)    Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the Partnership’s effective tax rate of approximately 0.59% for the three months ended March 31, 2022. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the year ended December 31, 2021

The unaudited pro forma condensed consolidated combined statement of income for the year ended December 31, 2021 reflects the following adjustments:

(a)    Represents an adjustment of $4.5 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Partnership’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

(b)    Represents a $0.1 million increase to net revenues to reverse the impact of the amortization of a contract asset which was historically presented as contra-revenue as such contract asset will not be ascribed value in the Partnership’s purchase accounting.

(c)    Represents adjustments to the amount and characterization of expense associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Partnership’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(d)     Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $20.4 million is recorded to depreciation and amortization included in cost of sales in the amount of $3.2 million and depreciation and amortization included in operating expenses in the amount of $17.2 million.

Year Ended December 31, 2021
(in thousands)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(13,528)
Depreciation of acquired property, plant and equipment assets	15,379
Amortization of acquired identifiable intangible assets	18,584
Total net transaction accounting adjustments to depreciation and amortization	$20,435

A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $3.4 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $1.9 million, assuming an overall weighted average useful life of 11.3 years.

(e)     Represents $4.6 million of transaction costs expected to be incurred by the Partnership, subsequent to March 31, 2022. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Company’s financial position may differ significantly. These costs are nonrecurring and will not affect the Partnership’s statement of income beyond 12 months after closing of the 3 Bear Acquisition.

(f)    Represents $3.3 million and $0.1 million, respectively, of R&W insurance premiums and D&O insurance premiums expected to be incurred by the Partnership subsequent to March 31, 2022. These costs are nonrecurring and will not affect the Partnership’s statement of income beyond 12 months after closing of the 3 Bear Acquisition.

(g)    Represents the net increase to interest expense of $18.9 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of June 29, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.8 million.

Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Year Ended December 31, 2021
(in thousands)
Elimination of interest expense, commitment fees and amortization of debt issuance costs on the 3 Bear credit agreement	$(2,327)
Amortization of incremental deferred financing costs related to the amendments on the revolving credit facility	230
Incremental interest expense on the revolving credit facility	21,012
Total net transaction accounting adjustments to interest expense	$18,915

(h)    Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the Partnership effective tax rate of approximately 0.56% for the year ended December 31, 2021. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.